EXHIBIT B

Exhibit A

Presentation to

The Special Committee of the Board of Directors

Bestway, Inc.

October 25, 2004

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(214) 859-5800

Preface

This book has been prepared by Southwest Securities, Inc. (“SWS”) as part of a presentation being made in support of our opinion as to the fairness of the terms of the proposed transaction from a financial point of view. The material in this book and our analyses contained herein are confidential and are for the use of the Special Committee of the Board of Directors of Bestway, Inc. (“Bestway” or the “Company”) and its advisors only. Any publication or use of this material or the analyses contained herein without the express written consent of SWS is strictly prohibited.

Among the activities conducted in the course of our engagement as financial advisor, SWS received and reviewed business and financial information of the Company as developed by the Company and held discussions with the management of the Company regarding this information. In connection with the analysis contained herein, we have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not obtained any independent appraisal of the assets of the Company.

Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment. Such conclusion may involve significant elements of subjective judgment or qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows. Our only opinion is the formal written opinion we have expressed as to the fairness from a financial point of view. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this book.

Table of Contents

Executive Summary 1

Historical Price and Volume Performance 2

Selected Comparable Public Companies 3

Merger and Acquisition Transactions 4

Discounted Cash Flow Analysis 5

Reverse Split Going Private Transaction Analysis 6

Summary Valuation Analysis 7

Rationale and Conclusions 8

Executive Summary

Executive Summary

The management of Bestway has proposed a reverse and forward stock split resulting in a going private transaction.

The Company plans to effect a reverse split of the Company’s common stock at a ratio of 1 for 100, followed immediately by a forward 100 for 1 split of the common stock, and to provide for payment in cash to those stockholders holding, prior to the reverse stock split, fewer than 100 shares of common stock.

As of October 2004, the Company estimates that 296 of the approximate 366 stockholders of record have less than 100 shares.

After the reverse and forward split, with fractional share repurchases, the Company estimates it will have approximately 70 stockholders.

Once the Company has fewer than 300 stockholders, it can terminate its public company status.

Stockholders owning less than 100 shares of common stock prior to the reverse split will receive cash in lieu of the fractional shares created as a result of the reverse split.

No commissions will be charged to stockholders who receive cash in lieu of fractional shares.

You have asked for our recommendation as to the appropriate cash payment amount per share for the fractional shares to be held by stockholders presently owning less than 100 shares of the Company’s common stock.

Executive Summary

Public	company costs are high and increasing:

The costs related to the Sarbanes-Oxley Act, increased D&O insurance expenses, audit costs and the implementation of related corporate governance reforms have become prohibitive.

The costs associated with retaining public status, servicing stockholders and continuing public communication remain high.

The time demands on management and employees associated with public company status are significant:

Preparing public reports, filings, press releases and Regulation FD compliance.

Since the Company has relatively few executive personnel, these indirect costs can be substantial.

Investor relations and communication with stockholders takes management time.

Stockholders are unable to benefit fully from public company status due to limited liquidity and the Company’s micro-cap classification:

Stockholders are not able to move into or out of stock positions without materially impacting the market price.

The Company is not able to raise capital conventionally in public markets.

The Company is not an attractive investment for institutional investors.

The Company is not able to effectively use shares for acquisitions.

Executive Summary

Other	strategic alternatives have been examined by management and determined to be either unattractive or not viable:

Maintain status quo – Continue to shoulder public company costs without the associated benefits.

M&A opportunities – Management and significant stockholders have determined not to pursue this alternative at this time.

A reverse split provides multiple benefits:

Reduces direct and indirect costs.

Saves management and employee time.

Stockholders can exit the investment at a premium to current prices or retain a position in a private company.

Small stockholders are able to sell without a commission.

Small stockholders can retain ownership by acquiring additional shares.

The cash demands on the Company to accomplish the reverse split are predictable.

Executive Summary - Overview of the Company

Bestway, Inc.

Balance Sheets

(Dollar amounts in thousands)

July 31, 2003 July 31, 2004

$ % $ %

Assets

Cash and equivalents $ 306 1.5% $ 692 3.6%

Prepaid Expenses 190 0.9% 208 1.1%

Taxes receivable 181 0.9% - 0.0%

Deferred income taxes 302 1.5% 148 0.8%

Other assets 45 0.2% 35 0.2%

Rental merchandise, at cost 22,488 112.4% 22,926 118.3%

less accumulated depreciation (8,630) -43.1% (8,980) -46.3%

13,858 69.3% 13,946 72.0%

Property and equipment, at cost 8,702 43.5% 8,594 44.4%

less accumulated depreciation (5,969) -29.8% (6,358) -32.8%

2,733 13.7% 2,236 11.5%

Employee advance 855 4.3% 683 3.5%

Non-competes, net of amortization 307 1.5% 201 1.0%

Goodwill, net of amortization 1,225 6.1% 1,225 6.3%

Total assets $ 20,002 100.0% $ 19,376 100.0%

Liabilities and Stockholders' Equity

Accounts payable $ 751 3.8% $ 606 3.1%

Accrues interest - related parties 21 0.1% 21 0.1%

Other accrued liabilities 1,460 7.3% 1,543 8.0%

Income taxes payable - 0.0% 53 0.3%

Notes payable - related parties 3,000 15.0% 3,000 15.5%

Notes payable - other 6,451 32.3% 5,434 28.0%

Total stockholders' equity 8,319 41.6% 8,719 45.0%

Total liabilities and stockholders' equity $ 20,002 100.0% $ 19,376 100.0%

Executive Summary - Overview of the Company

Bestway, Inc.
Income Statements
(Dollar amounts in thousands, except per share amounts)

	Year ended July 31,			
	2001	**2002**	**2003**	**2004**
Rental and fee income	$ 35,489	$ 31,916	$ 33,618	$ 36,203
Sales of merchandise	424	1,618	1,889	1,713
Total Revenue	35,913	33,534	35,507	37,916
Costs and operating expenses:				
Depreciation and amortization:				
Rental merchandise	7,734	6,671	6,868	7,491
Other	1,972	1,832	1,480	1,228
Cost of merchandise sold	401	1,276	1,682	1,241
Salaries and wages	10,343	9,858	10,433	11,053
Advertising	1,443	1,131	1,649	1,726
Occupancy	2,649	2,536	2,384	2,501
Other operating expenses	10,152	10,327	10,256	11,501
Interest expense	1,317	794	694	546
(Gain) loss on sale of PP&E	3	24	(10)	32
Loss (Gain) on sale of assets	(73)	50	-	-
Total	35,941	34,499	35,436	37,319
Income (loss) before income taxes	(28)	(965)	70	597
Current income tax (benefit)	-	(116)	(158)	76
Deferred income tax (benefit)	97	(107)	181	155
Net income (loss)	$ (125)	$ (742)	$ 47	$ 366
Earnings per share:				
Basic	$ (0.07)	$ (0.45)	$ 0.03	$ 0.22
Diluted	$ (0.07)	$ (0.45)	$ 0.03	$ 0.20
Weighted average common shares outstanding:				
Basic	1,692,972	1,648,322	1,669,955	1,681,289
Diluted	1,692,972	1,648,322	1,774,409	1,823,286
EBITDA	$ 10,925	$ 8,407	$ 9,103	$ 9,894
EBITdA	3,191	1,736	2,235	2,403
EBIT	1,219	(96)	755	1,175
D & A for rental merchandise	7,734	6,671	6,868	7,491
D & A for other	1,972	1,832	1,480	1,228
Capital expenditures	1,757	287	391	709

SOUTHWEST SECURITIES
Member of SWS Group
9

Executive Summary - Overview of the Company

Bestway, Inc.

Income Statements

Margin Analysis

Year ended July 31,

2001 2002 2003 2004

Rental and fee income 98.8% 95.2% 94.7% 95.5%

Sales of merchandise 1.2% 4.8% 5.3% 4.5%

Total revenue 100.0% 100.0% 100.0% 100.0%

Costs and operation expenses:

Depreciation and amortization:

Rental merchandise 21.5% 19.9% 19.3% 19.8%

Other 5.5% 5.5% 4.2% 3.2%

Cost of merchandise sold 1.1% 3.8% 4.7% 3.3%

Salaries and wages 28.8% 29.4% 29.4% 29.2%

Advertising 4.0% 3.4% 4.6% 4.6%

Occupancy 7.4% 7.6% 6.7% 6.6%

Other operating expenses 28.3% 30.8% 28.9% 30.3%

Interest expense 3.7% 2.4% 2.0% 1.4%

(Gain) loss on sale of PP&E 0.0% 0.1% 0.0% 0.1%

Loss (Gain) on sale of assets -0.2% 0.1% 0.0% 0.0%

Total 100.1% 102.9% 99.8% 98.4%

Income (loss) before income taxes -0.1% -2.9% 0.2% 1.6%

Current income tax (benefit) 0.0% -0.3% -0.4% 0.2%

Income tax expense (benefit) 0.3% -0.3% 0.5% 0.4%

Net income (loss) -0.3% -2.2% 0.1% 1.0%

EBITDA 30.4% 25.1% 25.6% 26.1%

EBITdA 8.9% 5.2% 6.3% 6.3%

EBIT 3.4% -0.3% 2.1% 3.1%

Executive Summary - Overview of the Company

Bestway, Inc.

Income Statements

Percentage Changes

Year ended July 31,

2002 vs. 2003 vs. 2004 vs.

2001 2002 2003

Rental and fee income -10.1% 5.3% 7.7%

Sales of merchandise 281.5% 16.8% -9.3%

Total revenue -6.6% 5.9% 6.8%

Costs and operation expenses:

Depreciation and amortization:

Rental merchandise -13.7% 3.0% 9.1%

Other -7.1% -19.2% -17.0%

Cost of merchandise sold 218.1% 31.8% -26.2%

Salaries and wages -4.7% 5.8% 5.9%

Advertising -21.7% 45.9% 4.6%

Occupancy -4.3% -6.0% 4.9%

Other operating expenses 1.7% -0.7% 12.1%

Interest expense -39.7% -12.6% -21.3%

(Gain) loss on sale of PP&E 713.4% NA NA

Loss (Gain) on sale of assets NA -100.0% 0.0%

Total -4.0% 2.7% 5.3%

Income (loss) before income taxes NA NA 749.0%

Current income tax (benefit) NA NA NA

Income tax expense (benefit) NA NA -14.2%

Net income (loss) NA NA 672.8%

Earnings per share:

Basic NA NA 633.3%

Diluted NA NA 566.7%

EBITDA -23.0% 8.3% 8.7%

EBITdA -45.6% 28.7% 7.5%

EBIT NA NA 55.7%

Executive Summary - Overview of the Company

Bestway, Inc.

Statements of Cash Flows

(Dollar amounts in thousands)

Year ended July 31,

2001 2002 2003 2004

Cash flows from operating activities:

Net income (loss) $ (126) $ (742) $ 47 $ 366

Depreciation and amortization for rental merchandise 7,734 6,671 6,868 7,491

Depreciation and amortization for other 1,972 1,832 1,480 1,228

Net book value of retired rental units 2,868 3,781 3,350 2,969

Non-cash compensation expense - - 137 172

(Gain) loss on sale of property and equipment 3 24 (10) 32

Loss (gain) on sale of assets (73) 50 - -

Deferred income tax benefit and other 97 (107) 181 154

Prepaid expenses and other (22) (115) 123 (19)

Taxes receivable (133) (26) (21) 181

Employee advance - (989) - -

Other assets 70 (4) 7 10

Accounts payable (557) (79) 11 2

Income taxes payable (135) - - 53

Other accrued liabilities (37) (86) (61) 83

Net cash flows provided by operating activities 11,661 10,210 12,112 12,722

Cash flows from investing activities:

Purchase of rental units and equipment (9,854) (9,593) (10,566) (10,644)

Additions to property and equipment (1,757) (287) (391) (709)

Proceeds from sale of PP&E 79 55 17 52

Asset purchases net of cash acquired (99) (984) - (51)

Proceeds from sale of assets 397 2,209 - -

Net cash used in investing activities (11,234) (8,600) (10,940) (11,352)

Cash flows from financing activities:

Proceeds of notes payable 3,700 2,050 1,600 2,400

Repayment of notes payable (3,913) (4,164) (3,116) (3,417)

Treasury stock purchase (75) (278) - -

Treasury stock issuance - 170 - -

Stock options exercised - - 143 34

Net cash provided by (used for) financing activities (288) (2,222) (1,373) (983)

Increase/(decrease) in cash and cash equivalents 139 (612) (201) 387

Cash and equivalents beginning of period 979 1,118 507 306

Cash and equivalents end of period $ 1,118 $ 506 $ 306 $ 692

Historical Price and Volume Performance

Historical Price and Volume Performance

Bestway, Inc. Price to Volume Chart

Volume

0

10,000

20,000

30,000

40,000

50,000

60,000

October October October

October

2004 2003 2002 2001

Closing Price

$1.00

$3.00

$5.00

$7.00

$9.00

$11.00

$13.00

$15.00

$17.00

$19.00

Volume Closing Price

Historical Price and Volume Performance

BSTW Volume by Price Histogram

Three Years Ended October 21, 2004

0%

5%

10%

15%

20%

25%

30%

35%

40%

45%

50%

0.6%

2.6%

20.2% 19.6%

11.0%

46.0%

$1 - $4 $4 - $7 $7 - $10 $10 - $13 $13 - $16 $16 - $19

Historical Price and Volume Performance

Trading Volume Analysis

Most Recent Period

30 Six Nine Three

Days Months Months Year Years

Average Daily Volume 132 169 246 313 542

Total Trading Volume 3,967 21,244 46,477 78,561 408,763

Per Share Stock Price Ranges

High Low

30 Day Range $ 12.87 $ 9.50

Six Months Range 15.00 9.50

Nine Months Range 15.00 9.50

Year Range 15.85 9.50

Three Year Range 18.50 3.90

Selected Comparable Public Companies

Selected Comparable Public Companies

Stock Market Analysis

(Dollar amounts in thousands, except per share amounts)

Recent % of Common

Price 52 Week Range 52 Week LTM Dividend Shares Market Enterprise

Company Symbol 10/21/04 Low High High Dividend Yield Outstanding Capitalization Value

Aaron Rents, Inc. RNT $ 22.75 $ 13.42 $ 24.06 94.6% $ 0.05 0.2% 49,630 $ 1,129,083 $ 1,219,945

Bestway, Inc. BSTW 9.50 9.50 15.85 59.9% - 0.0% 1,683 15,989 23,730

easyhome Ltd. * EH 10.87 6.23 10.94 99.4% 0.13 1.2% 6,080 66,115 68,729

Rent-A-Center, Inc. RCII 23.85 23.84 35.12 67.9% - 0.0% 79,110 1,886,774 2,496,612

Rent-Way, Inc. RWY 7.64 5.54 10.05 76.0% - 0.0% 26,244 200,504 445,780

With Bestway, Inc.:

High 99.4% 1.2% $ 1,886,774 $ 2,496,612

Low 59.9% 0.0% 15,989 23,730

Mean 79.6% 0.3% 659,693 850,959

Median 76.0% 0.0% 200,504 445,780

Without Bestway, Inc.:

High 99.4% 1.2% $ 1,886,774 $ 2,496,612

Low 67.9% 0.0% 66,115 68,729

Mean 84.5% 0.3% 820,619 1,057,766

Median 85.3% 0.1% 664,793 832,862

* Canadian dollar amounts have been converted to U.S. dollars at a exchange rate of 79.2%.

Selected Comparable Public Companies

Balance Sheet Analysis

(Dollar amounts in thousands, except per share amounts)

Short Long Tangible Cash

Total Term Term Total Preferred Stockholders' and

Company Symbol Assets Debt Debt Debt Stock Equity Equivalents

Aaron Rents, Inc. RNT $ 606,882 $ - $ 90,957 $ 90,957 $ - $ 287,852 $ 95

Bestway, Inc. BSTW 19,376 - 8,434 8,434 - 7,493 692

easyhome Ltd. * EH 49,440 - 2,614 2,614 - 30,220 -

Rent-A-Center, Inc. RCII 1,930,203 - 696,000 696,000 2 (41,120) 86,164

Rent-Way, Inc. RWY 430,722 - 221,838 221,838 26,904 (77,528) 3,466

With Bestway, Inc.:

High $ 1,930,203 $ - $ 696,000 $ 696,000 $ 26,904 $ 287,852 $ 86,164

Low 19,376 - 2,614 2,614 - (77,528) -

Mean 607,324 - 203,969 203,969 5,381 41,383 18,083

Median 430,722 - 90,957 90,957 - 7,493 692

Without Bestway, Inc.:

High $ 1,930,203 $ - $ 696,000 $ 696,000 $ 26,904 $ 287,852 $ 86,164

Low 49,440 - 2,614 2,614 - (77,528) -

Mean 754,312 - 252,852 252,852 6,727 49,856 22,431

Median 518,802 - 156,398 156,398 1 (5,450) 1,781

* Canadian dollar amounts have been converted to U.S. dollars at a exchange rate of 79.2%.

Selected Comparable Public Companies

Income Statement Analysis

(Dollar amounts in thousands, except per share amounts)

Company	Symbol	Total Revenues	Depreciation and Amort.: Rental Merchandise	Depreciation and Amort.: Other	EBITDA	EBITdA (1)	EBIT	Interest Expense	Pretax Earnings	Net Income	Diluted Earnings Per Share: LTM	Diluted Earnings Per Share: CY2004E	Diluted Earnings Per Share: CY2005E
Aaron Rents, Inc.	RNT	$ 870,575	$ 228,287	$ 23,739	$332,885	$104,598	$ 80,859	$ 5,195	$ 75,664	$ 47,119	$ 1.41	$ 0.95	$ 1.18
Bestway, Inc.	BSTW	37,916	7,491	1,228	9,894	2,403	1,175	546	597	366	0.20	0.02	0.26
easyhome Ltd. *	EH	65,653	19,617	1,439	28,537	8,920	7,481	764	6,717	4,592	0.78	0.91	1.15
Rent-A-Center, Inc.	RCII	2,266,849	437,123	58,352	854,850	417,727	359,375	36,938	314,925	198,640	2.43	2.30	2.54
Rent-Way, Inc.	RWY	501,647	131,501	16,846	191,008	59,507	42,661	29,930	11,642	3,016	0.25	0.52	0.60 (2)
With Bestway, Inc.:													
High		$ 2,266,849	$ 437,123	$ 58,352	$854,850	$417,727	$359,375	$ 36,938	$314,925	$198,640			
Low		37,916	7,491	1,228	9,894	2,403	1,175	546	597	366			
Mean		748,528	164,804	20,321	283,435	118,631	98,310	14,675	81,909	50,747			
Median		501,647	131,501	16,846	191,008	59,507	42,661	5,195	11,642	4,592			
Without Bestway, Inc.:													
High		$ 2,266,849	$ 437,123	$ 58,352	$854,850	$417,727	$359,375	$ 36,938	$314,925	$198,640			
Low		65,653	19,617	1,439	28,537	8,920	7,481	764	6,717	3,016			
Mean		926,181	204,132	25,094	351,820	147,688	122,594	18,207	102,237	63,342			
Median		686,111	179,894	20,293	261,947	82,053	61,760	17,563	43,653	25,856			

(1) EBITdA does not add back depreciation of rental merchandise.

(2) CY2005E diluted earnings per share is for the year ended September 30, 2005.

* Canadian dollar amounts have been converted to U.S. dollars at a exchange rate of 79.2%.

SOUTHWEST SECURITIES
Member of SWS Group

20

Selected Comparable Public Companies

Credit Analysis

(Dollar amounts in thousands, except per share amounts)

Short Long Tangible Total Total EBITdA/

Term Term Total Preferred Stockholders’ Total Debt/ Interest Debt/ Interest

Company Symbol Debt Debt Debt Stock Equity Cap. Total Cap. Expense EBITdA Expense

Aaron Rents, Inc. RNT -$ $ 90,957 $ 90,957 -$ $ 287,852 $ 378,809 24.0% $ 5,195 0.9 x 20.1 x

Bestway, Inc. BSTW - 8,434 8,434 - 7,493 15,927 53.0% 546 3.5 x 4.4 x

easyhome Ltd. * EH - 2,614 2,614 - 30,220 32,834 8.0% 764 0.3 x 11.7 x

Rent-A-Center, Inc. RCII - 696,000 696,000 2 (41,120) 654,882 106.3% 36,938 1.7 x 11.3 x

Rent-Way, Inc. RWY - 221,838 221,838 26,904 (77,528) 171,214 129.6% 29,930 3.7 x 2.0 x

With Bestway, Inc.:

High 129.6% 3.7 x 20.1 x

Low 8.0% 0.3 x 2.0 x

Mean 64.2% 2.0 x 9.9 x

Median 53.0% 1.7 x 11.3 x

Without Bestway, Inc.:

High 129.6% 3.7 x 20.1 x

Low 8.0% 0.3 x 2.0 x

Mean 67.0% 1.6 x 11.3 x

Median 53.0% 1.7 x 11.3 x

* Canadian dollar amounts have been converted to U.S. dollars at a exchange rate of 79.2%.

Selected Comparable Public Companies

Store Analysis

(Dollar amounts in thousands, except per share amounts)

		Current Stores (1)			Average Stores (2)			Per Current Store (3)			Per Average Owned Store		
Company	**Symbol**	**Owned Stores**	**Franchise Stores**	**Total Stores**	**Owned Stores**	**Franchise Stores**	**Total Stores**	**Total Assets**	**Net Rental Merchandise**	**Total Debt**	**Total Revenue**	**EBITdA**	**EBIT**
Aaron Rents, Inc.	RNT	620	324	944	562	287	848	$ 643	$ 409	$ 96	$ 1,550	$ 186	$ 144
Bestway, Inc.	BSTW	69	-	69	69	-	69	281	202	122	550	35	17
easyhome Ltd. *	EH	135	-	135	133	-	133	366	207	19	495	67	56
Rent-A-Center, Inc.	RCII	2,846	319	3,165	2,707	320	3,027	610	233	220	838	154	133
Rent-Way, Inc.	RWY	754	-	754	754	-	754	571	219	294	666	79	57
With Bestway, Inc.:													
High		2,846	324	3,165	2,707	320	3,027	$ 643	$ 409	$ 294	$ 1,550	$ 186	$ 144
Low		69	-	69	69	-	69	281	202	19	495	35	17
Mean		885	129	1,013	845	121	966	494	254	150	820	104	81
Median		620	-	754	562	-	754	571	219	122	666	79	57
Without Bestway, Inc.:													
High		2,846	324	3,165	2,707	320	3,027	$ 643	$ 409	$ 294	$ 1,550	$ 186	$ 144
Low		135	-	135	133	-	133	366	207	19	495	67	56
Mean		1,089	161	1,250	1,039	152	1,190	548	267	157	887	122	97
Median		687	160	849	658	143	801	591	226	158	752	117	95

(1) As of the most recent reported period.
(2) Based on the average of the most recent reported period and the same reported period one year ago.
(3) Based on total current stores including owned and franchised stores.
* Canadian dollar amounts have been converted to U.S. dollars at a exchange rate of 79.2%.

SOUTHWEST SECURITIES
Member of SWS Group

22

Selected Comparable Public Companies

Comparable Public Company Valuation Analysis

(Dollar Amounts in thousands, except per share amounts)

Company	Symbol	Enterprise Value/ Total Revenues	Enterprise Value/ EBITDA	Enterprise Value/ EBITdA	Enterprise Value/ EBIT	Market Cap./ Pretax Earnings	Market Cap./ Net Income	Recent Price Per Share/ LTM	Recent Price Per Share/ CY2004E	Recent Price Per Share/ CY2005E	BV Per Share
Aaron Rents, Inc.	RNT	1.4 x	3.7 x	11.7 x	15.1 x	14.9 x	24.0 x	16.1 x	23.9 x	19.3 x	3.9 x
Bestway, Inc.	BSTW	0.6 x	2.4 x	9.9 x	20.2 x	26.8 x	43.7 x	47.5 x	475.0 x	36.5 x	2.1 x
easyhome Ltd. *	EH	1.0 x	2.4 x	7.7 x	9.2 x	9.8 x	14.4 x	14.0 x	11.9 x	9.5 x	2.2 x
Rent-A-Center, Inc.	RCII	1.1 x	2.9 x	6.0 x	6.9 x	6.0 x	9.5 x	9.8 x	10.4 x	9.4 x	NM
Rent-Way, Inc.	RWY	0.9 x	2.3 x	7.5 x	10.4 x	17.2 x	66.5 x	NM	14.7 x	12.7 x (1)	NM
With Bestway, Inc.:											
High		1.4 x	3.7 x	11.7 x	20.2 x	26.8 x	66.5 x	47.5 x	475.0 x	36.5 x	3.9 x
Low		0.6 x	2.3 x	6.0 x	6.9 x	6.0 x	9.5 x	9.8 x	10.4 x	9.4 x	2.1 x
Mean		1.0 x	2.7 x	8.5 x	12.4 x	15.0 x	31.6 x	21.9 x	107.2 x	17.5 x	2.7 x
Median		1.0 x	2.4 x	7.7 x	10.4 x	14.9 x	24.0 x	15.1 x	14.7 x	12.7 x	2.2 x
Without Bestway, Inc.:											
High		1.4 x	3.7 x	11.7 x	15.1 x	17.2 x	66.5 x	16.1 x	23.9 x	19.3 x	3.9 x
Low		0.9 x	2.3 x	6.0 x	6.9 x	6.0 x	9.5 x	9.8 x	10.4 x	9.4 x	2.2 x
Mean		1.1 x	2.8 x	8.2 x	10.4 x	12.0 x	28.6 x	13.3 x	15.2 x	12.7 x	3.1 x
Median		1.1 x	2.7 x	7.6 x	9.8 x	12.4 x	19.2 x	14.0 x	13.3 x	11.1 x	3.1 x

* Canadian dollar amounts have been converted to U.S. dollars at a exchange rate of 79.2%.

(1) CY2005E diluted earnings per share is for the year ended September 30, 2005.

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Selected Comparable Public Companies

Implied Equity Values Based on Comparable Public Companies

(Dollar Amounts in thousands, except per share amounts)

Comparable Implied

Bestway Company Implied Equity

LTM Median Implied Net Equity Value

Approach Amount Multiple (1) Values Debt (2) Value Per Share

Multiple of:

Total Revenues $ 37,916 1.1 x $ 40,726 $ 7,741 $ 32,985 $ 19.60

EBITDA 9,894 2.7 x 26,363 7,741 18,621 11.06

EBITdA 2,403 7.6 x 18,259 7,741 10,518 6.25

EBIT 1,175 9.8 x 11,536 7,741 3,795 2.25

LTM EPS 0.20 14.0 x 2.80

CY2005E EPS 0.26 11.1 x 2.88

Tangible Book Value 4.45 3.1 x 13.60

High $ 19.60

Low 2.25

Mean 8.35

Median 6.25

(1) Median multiples do not include Bestway.

(2) Net debt defined as total debt and preferred stock outstanding minus cash and equivalents.

Merger and Acquisition Transactions

Merger and Acquisition Transactions

Comparable Merger and Acquisition Transactions

(Dollar Amounts in thousands, except per share amounts)

Date Closed	Acquiror	Target	Enterprise Value	LTM			Enterprise Value/			Purchase Price	Pretax Earnings	Tangible BV	Purchase Price/	
				Revenue	EBITdA	EBIT	Revenue	EBITdA	EBIT				Pretax Earnings	Tangible BV
05/12/04	Rent-A-Center, Inc.	Rainbow Rentals, Inc.	$ 100,530	$ 102,673	$ 4,467	$ 2,023	1.0 x	22.5 x	49.7 x	$ 94,909	$ 1,453	$ 30,485	65.3 x	3.1 x
05/10/04	Rent-A-Center, Inc.	Rent Rite, Inc.	58,400	55,000	NA	NA	1.1 x	NA	NA	58,400	NA	NA	NA	NA
02/10/03	Rent-A-Center, Inc.	Rent-Way, Inc. (295 Stores)	100,400	132,812	10,725	4,980	0.8 x	9.4 x	20.2 x	100,400	NA	56,934	NA	1.8 x
09/24/99	Rent-Way, Inc.	RentaVision, Inc.	74,092	76,719	12,837	8,520	1.0 x	5.8 x	8.7 x	74,092	6,415	10,985	11.5 x	6.7 x
02/01/99	Aaron Rents, Inc.	ACI Investments (7 Stores)	5,500	7,200	NA	NA	0.8 x	NA	NA	5,500	NA	NA	NA	NA
09/30/98	Rent-Way, Inc.	Home Choice Holdings	302,600	257,600	2,056	(16,852)	1.2 x	147.2 x	NM	247,000	NM	42,730	NM	5.8 x
08/05/98	Rent-A-Center, Inc.	THORN America	900,000	904,004	258,226	55,341	1.0 x	3.5 x	16.3 x	900,000	9,245	(243,153)	97.3 x	NM
05/28/98	Rent-A-Center, Inc.	Central Rents	100,000	103,543	7,072	3,816	1.0 x	14.1 x	26.2 x	100,000	(4,033)	(9,487)	NM	NM
02/05/98	Rent-Way, Inc.	Champion Rentals	88,500	71,214	11,475	3,887	1.2 x	7.7 x	22.8 x	88,500	2,723	7,881	32.5 x	11.2 x
01/07/98	Rent-Way, Inc.	Ace Rentals	25,247	22,265	768	169	1.1 x	32.9 x	149.4 x	25,247	(1,389)	(3,122)	NM	NM
02/06/97	Rent-Way, Inc.	Rental King	23,800	24,114	2,546	1,811	1.0 x	9.3 x	13.1 x	23,800	1,532	4,429	15.5 x	5.4 x
	High						1.2 x	147.2 x	149.4 x				97.3 x	11.2 x
	Low						0.8 x	3.5 x	8.7 x				11.5 x	1.8 x
	Mean						1.0 x	28.0 x	38.3 x				44.5 x	5.7 x
	Median						1.0 x	9.4 x	21.5 x				32.5 x	5.6 x

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26

Merger and Acquisition Transactions

Implied Equity Values Based on Selected Merger and Acquisition Transactions

(Dollar Amounts in thousands, except per share amounts)

Acquisition Implied

Bestway Transaction Implied Equity

LTM Median Implied Net Equity Value

Approach Amount Multiple Values Debt (1) Value Per Share

Multiple of:

Total Revenues $ 37,916 1.0 x 37,422$ $ 7,741 29,681 $ $ 17.64

EBITdA 2,403 9.4 x 22,497 7,741 14,755 8.77

EBIT 1,175 21.5 x 25,220 7,741 17,479 10.39

Pretax Earnings 597 32.5 x 19,409 19,409 11.53

Tangible Book Value 4.45 5.6 x 24.83

High $ 24.83

Low 8.77

Mean 14.63

Median 11.53

(1) Net debt defined as total debt and preferred stock outstanding minus cash and equivalents.

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Bestway, Inc.
(Dollar amounts in thousands)

	Year ended July 31,									
	2000	2001	2002	2003	2004P	2005E	2006E	2007E	2008E	2009E
Total revenue	$ 34,910	$ 35,913	$ 33,534	$ 35,507	$ 37,916	$ 40,325	$ 46,069	$ 52,531	$ 59,703	$ 67,882
EBITdA (1)	3,770	3,191	1,736	2,235	2,403	1,688	2,250	3,918	5,724	6,517
EBIT	2,151	1,219	(96)	755	1,175	563	1,030	2,566	4,210	4,847
Provision for taxes	578	97	(223)	23	231	212	387	965	1,583	1,822
Unlevered net income	1,573	1,122	127	732	944	351	643	1,601	2,627	3,024
Add: Depreciation and amort.	1,618	1,972	1,832	1,480	1,228	1,125	1,220	1,352	1,514	1,670
Less: Capital expenditures	2,694	1,757	287	391	709	1,181	1,035	880	880	1,000
Less: Change in net w/c	(2,380)	879	296	(309)	(264)	(401)	(150)	(150)	(150)	(150)
Unlevered free cash flow	**$ 2,877**	**$ 458**	**$ 1,376**	**$ 2,129**	**$ 1,727**	**$ 697**	**$ 978**	**$ 2,223**	**$ 3,411**	**$ 3,844**
Key Assumptions and Relationships (as % of Total Revenue)										
Total revenue growth	-	2.9%	-6.6%	5.9%	6.8%	6.4%	14.2%	14.0%	13.7%	13.7%
EBITdA margin	10.8%	8.9%	5.2%	6.3%	6.3%	4.2%	4.9%	7.5%	9.6%	9.6%
EBIT margin	6.2%	3.4%	-0.3%	2.1%	3.1%	1.4%	2.2%	4.9%	7.1%	7.1%
Depreciation and amortization	4.6%	5.5%	5.5%	4.2%	3.2%	2.8%	2.6%	2.6%	2.5%	2.5%
Capital expenditures	7.7%	4.9%	0.9%	1.1%	1.9%	2.9%	2.2%	1.7%	1.5%	1.5%
Marginal tax rate	26.9%	8.0%	232.2%	3.0%	19.7%	37.6%	37.6%	37.6%	37.6%	37.6%

(1) EBITdA does not add back depreciation of rental merchandise.

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Discounted Cash Flow Analysis

Implied Per Share Equity Values

(Dollar amounts in thousands except per share amounts)

Discount Terminal Multiples of EBITdA

Rate 5.0x 6.0x 7.0x 8.0x

8.0% $ 13.72 $ 16.39 $ 19.06 $ 21.73

10.0% 12.28 14.72 17.16 19.60

12.0% 10.97 13.21 15.45 17.69

14.0% 9.79 11.85 13.90 15.96

Matrix Summary:

High $ 21.73

Low 9.79

Mean 15.22

Median 15.08

Assumptions

Add: Excess cash and equivalents $ 692

Less: Total debt 8,434

Preferred stock -

Total adjustments $ (7,741)

Shares of common stock outstanding 1,683

Reverse Split Going Private Transaction Analysis

Reverse Split Going Private Transaction Analysis

Recent Reverse Split Going Private Transactions

Date Announced	Company	Symbol	Proposed Split	Proposed Payment Per Share	Terminated Filing (1)	Reverse/ Forward Split	Cash to All Fractions (2)	Round Up (3)
05/29/04	Webco Industries, Inc.	WEB	1 -for- 10	$ 4.75	Pending	YES	YES	NO
04/16/04	ASA International Ltd.	ASAA	1 -for- 600	5.00	Pending	YES	NO	NO
01/14/04	Star Multi Care Services, Inc.	SMCS	1 -for- 55,000	0.126	05/28/04	NO	YES	NO
12/31/03	IBW Financial Corporation	IBWF	1 -for- 101	36.50	07/02/04	YES	NO	NO
11/17/03	The Seibels Bruce Group, Inc.	SBIG	1 -for- 1,000	3.00	03/01/04	NO	YES	NO
11/13/03	4-D Neuroimaging	FDNU	1 -for- 1,200	0.15	03/03/04	NO	NO	YES
09/25/03	Winter Sports, Inc.	WSKI	1 -for- 150	17.50	05/07/04	NO	YES	NO
06/10/03	Siena Holdings	SIEN	1 -for- 500,000	1.41	11/10/03	NO	YES	NO
05/22/03	The Deltona Corporation	DLTA	1 -for- 500,000	0.40	02/02/04	NO	NO	NO
05/20/03	Tumbleweed, Inc.	TMBL	1 -for- 5,000	1.10	12/08/03	YES	NO	NO
04/25/03	PML, Inc.	PMLI	1 -for- 150	1.50	08/07/03	YES	NO	NO
03/17/03	IFX Corporation	IFXC	1 -for- 300	0.12	08/13/03	NO	YES	NO
02/28/03	South Banking Company	SOFK	1 -for- 50	40.00	05/15/03	NO	YES	NO
09/18/03	Pacific Aerospace & Elect.	PARO	1 -for- 11,000	0.168	04/12/04	NO	YES	NO
01/09/03	Avery Communications	AVYC	1 -for- 5,000	1.27	07/08/03	NO	YES	NO
12/05/02	Telespectrum Worldwide Inc.	TLSW	1 -for- 1,000	0.01	03/19/03	NO	YES	NO
11/18/02	Kimmins Corporation	KMMN	1 -for- 100	1.00	03/17/03	NO	YES	NO
11/15/02	Performance Industries, Inc.	PRFI	1 -for- 1,500	1.00	05/08/03	NO	YES	NO
11/06/02	Seven J Stock Farm, Inc.	SEVJ	1 -for- 1,000	3.89	09/24/03	NO	YES	NO
09/11/02	Teltone Corporation	TLTN	1 -for- 900	0.24	01/16/03	NO	NO	NO
06/04/02	Control Chief Holdings, Inc.	DIGM	1 -for- 100	3.73	11/01/02	NO	YES	NO
05/15/02	Teraglobal Communications Corp.	TGCM	1 -for- 1,000	0.29	11/08/02	NO	YES	NO
05/10/02	Silver Diner, Inc.	SLVR	1 -for- 5,000	0.32	10/09/02	NO	YES	NO
04/04/02	The Coeur d'Alenes Company	CDLA	1 -for- 1,000	0.25	12/18/02	YES	NO	NO
03/28/02	Zeon Corporation	ZEON	1 -for- 500	4.00	05/07/02	NO	YES	NO
12/21/01	Metro Global Media, Inc.	MGBL	1 -for- 40	1.00	04/09/02	NO	YES	NO

(1) Defined as the filing of a Form 15 - Certification and Notice of Termination of Registration.
(2) Cash paid to all fractional stockholders regardless of whether the shares held were above or below the split amount.
(3) Rounding up represents a structure whereby fractional shares held above the split amount are rounded up to the nearest whole number of shares post split.

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32

Reverse Split Going Private Transaction Analysis

Recent Reverse Split Going Private Transactions
Premium Analysis

Date Announced	Company	Symbol	Price at Announce.	Proposed Payment	Payment Premium (over prior average trading price)					
					1 Day	30 Day	60 Day	90 Day	120 Day	1 Year
06/01/04	Webco Industries, Inc.	WEB	$ 4.26	$ 4.75	-2.5%	1.6%	7.2%	13.4%	17.0%	34.3%
04/16/04	ASA International Ltd.	ASAA	4.55	5.00	30.9%	32.9%	30.8%	39.0%	51.4%	106.3%
01/14/04	Star Multi Care Services, Inc.	SMCS	0.18	0.13	-10.0%	0.0%	-8.8%	3.9%	13.6%	33.4%
12/31/03	IBW Financial Corporation	IBWF	22.00	36.50	65.9%	65.9%	68.8%	78.9%	84.6%	93.8%
11/17/03	The Seibels Bruce Group, Inc.	SBIG	1.95	3.00	76.5%	63.8%	63.6%	64.5%	65.5%	91.8%
11/13/03	4-D Neuroimaging	FDNU	0.06	0.15	149.0%	137.1%	151.1%	155.6%	128.5%	109.5%
09/25/03	Winter Sports, Inc.	WSKI	16.02	17.50	34.5%	34.0%	34.2%	34.3%	37.1%	42.2%
06/10/03	Siena Holdings	SIEN	1.06	1.41	33.0%	28.9%	31.9%	35.8%	34.9%	22.8%
05/22/03	The Deltona Corporation	DLTA	0.31	0.40	25.0%	28.0%	26.8%	26.5%	26.3%	26.6%
05/20/03	Tumbleweed, Inc.	TMBL	1.70	1.10	-34.1%	-21.8%	-19.5%	-20.4%	-22.3%	-18.2%
04/25/03	PML, Inc.	PMLI	NA	1.50	NA	NA	NA	NA	NA	NA
03/17/03	IFX Corporation	IFXC	0.03	0.12	286.7%	124.6%	107.8%	-22.5%	-44.9%	-75.7%
02/28/03	South Banking Company	SOFK	NA	40.00	NA	NA	NA	NA	NA	NA
09/18/03	Pacific Aerospace & Elect.	PARO	0.35	0.17	-52.5%	-49.7%	-49.3%	-46.5%	-41.5%	-91.0%
01/09/03	Avery Communications	AVYC	NA	1.27	NA	NA	NA	NA	NA	NA
12/05/02	Telespectrum Worldwide Inc.	TLSW	0.01	0.01	0.0%	10.3%	62.6%	80.7%	87.1%	-15.2%
11/18/02	Kimmins Corporation	KMMN	0.57	1.00	81.8%	185.2%	186.5%	212.0%	232.5%	259.5%
11/15/02	Performance Industries, Inc.	PRFI	NA	1.00	NA	NA	NA	NA	NA	NA
11/06/02	Seven J Stock Farm, Inc.	SEVJ	3.40	3.89	14.4%	13.1%	13.3%	13.7%	13.8%	29.0%
09/11/02	Teltone Corporation	TLTN	0.08	0.24	199.7%	153.3%	124.1%	112.8%	108.6%	84.5%
06/04/02	Control Chief Holdings, Inc.	DIGM	2.60	3.73	26.4%	21.2%	22.8%	28.5%	35.5%	41.5%
05/15/02	Teraglobal Communications Corp.	TGCM	0.16	0.29	-9.4%	6.9%	-25.0%	-77.7%	-90.0%	-95.9%
05/10/02	Silver Diner, Inc.	SLVR	0.25	0.32	28.0%	28.7%	30.3%	35.0%	37.4%	23.8%
04/04/02	The Coeur d'Alenes Company	CDLA	0.15	0.25	66.7%	66.7%	108.0%	158.9%	194.4%	173.4%
03/28/02	Zeon Corporation	ZEON	3.25	4.00	60.0%	77.1%	87.3%	86.4%	65.1%	64.7%
12/21/01	Metro Global Media, Inc.	MGBL	0.05	1.00	1900.0%	1109.7%	918.7%	951.4%	995.9%	917.0%
	High				1900.0%	1109.7%	918.7%	951.4%	995.9%	917.0%
	Low				-52.5%	-49.7%	-49.3%	-77.7%	-90.0%	-95.9%
	Mean				135.0%	96.2%	89.7%	89.3%	92.3%	84.5%
	Median				32.0%	30.9%	33.1%	35.4%	37.2%	37.9%

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33

Reverse Split Going Private Transaction Analysis

Implied Equity Values Based on Comparable Reverse Split Going Private Transactions

High Low Mean Median

Recent Bestway Price Per Share $ 9.50 $ 9.50 $ 9.50 $ 9.50

Median Payment Premiums 37.9% 30.9% 34.4% 34.2%

Implied Equity Value Per Share $ 13.10 $ 12.43 $ 12.77 $ 12.75

Summary Valuation Analysis

Summary Valuation Analysis

Summary Valuation

(Dollar Amounts in thousands, except per share amounts)

Implied Equity Value Per Share

Approach High Low Mean Median

Comparable Public Company Approach $ 19.60 $ 2.25 $ 8.35 $ 6.25

Selected Merger and Acquisition Approach $ 24.83 $ 8.77 $ 14.63 $ 11.53

Discounted Cash Flow Approach $ 21.73 $ 9.79 $ 15.22 $ 15.08

Selected Reverse Split Going Private Approach $ 13.10 $ 12.43 $ 12.77 $ 12.75

Overall Implied Equity Value Per Share Median $ 13.70 $ 12.14

Summary Valuation Analysis

Valuation Summary by Approach

$ 18.00 17.00 16.00 15.00 14.00

Range 13.00 $12.14-$13.70 12.00 11.00 10.00 9.00 8.00 7.00 6.00 5.00 4.00 3.00 2.00 1.00

Comparable Merger Discounted Reverse Public and Cash Split Companies Acquisitions Flow Transactions

Mean Median

Rationale and Conclusions

Rationale and Conclusions

The primary purpose of the reverse and forward stock split by Bestway is to facilitate a “going private transaction.” The result will allow the Company to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This will enable Bestway to save money being spent because on its status as a SEC reporting company, which management and the Board of Directors believe provides a limited benefit to a small company like Bestway.

The reverse stock split will decrease the total number of Bestway’s common stockholders of record from approximately 366 to approximately 70. By reducing the number of stockholders below 300, Bestway will be eligible to file a Form 15 with the SEC and terminate its registration and reporting obligations under the Exchange Act.

The Company’s small public float and minimal trading volume have limited the ability of stockholders to sell their shares without also reducing the trading price, as well as the ability to use stock as acquisition currency or to successfully attract and retain employees.

Rationale and Conclusions

We would recommend a fractional share price of approximately $12.14 to $13.70 per share (on a pre-split basis) resulting in cash expenditures for fractional shares after the reverse stock split of approximately $97,120 to $109,600 in total (assuming approximately 8,000 shares pre-split are cashed out). This represents a premium range of 27.8% to 44.2% over the closing price on October 21, 2004, a discount range of -23.4% to -13.6% over the 52-week high of $15.85 and a premium range of 27.8% to 44.2% over the 52-week low of $9.50.

Additionally, the Company estimates that professional fees and other expenses related to the transaction, will total approximately $150,000. The Company does not expect that the payment to stockholders receiving cash in the reverse stock split or the payment of expenses will have any material adverse effect on our capital, liquidity, operations or cash flow, however, there will be less capital available to for operations.

The Company anticipates annual saving of approximately $730,500 (which includes a one time cost savings of $250,000) resulting in future annual savings of approximately $480,500 in direct costs and an indeterminable amount in indirect savings resulting from the reduction in the time that must be devoted by our employees to preparing public reports and filings and responding to stockholder inquiries.

Rationale and Conclusions

Bestway, Inc.

Public Cost Review

Nasdaq Pink Sheets

Audit fees:

Annual audit $ 89,500 $ 65,000

Quarter audits 29,500 -

Word processing 9,500 5,000

PwC professional fees related to 404 190,000 -

318,500 70,000

Proxy 25,000 -

Nasdaq annual fee 15,000 -

Bowne (EDGAR) 7,000 -

Transfer agent 6,500 6,500

Legal 50,000 10,000

PR Newswire (Press Release) 10,000 10,000

SOX Section 404 consulting (Weaver & Tidwell) (1) 200,000 -

SOX Section 404 documentation (1) 50,000 -

Hire 2nd Internal Auditor (including travel) 70,000 -

Hire Controller (segregation of duties) 75,000 -

508,500 26,500

Total (2)(3) $ 827,000 $ 96,500 $ 730,500

(1) Indicates one-time costs $ 250,000 - $ 250,000

(2) Per year cost savings ($827,000 less $ 250,000) 577,000 96,500 480,500

$ 730,500

(3) Excludes tax compliance services ($24,000) and 401(k) audit ($14,000).

Source: Management Estimates.

Exhibits

Exhibits

Aaron Rents, Inc. Price to Volume Chart

Rent-A-Center, Inc. Price to Volume Chart

2,500,000

$25.00

2,250,000

$23.00

$21.00

2,000,000

$19.00

1,750,000

$17.00

1,500,000

$15.00

1,250,000

$13.00

$11.00

1,000,000

$ 9.00

750,000

$ 7.00

500,000

$ 5.00

250,000

$ 3.00

$ 1.00

October October October October

2001 2002 2003 2004

Volume Closing Price

Rent-A-Center, Inc. Price to Volume Chart

12,000,000

$ 35.00

$ 33.00

10,500,000

$ 31.00

$ 29.00

9,000,000 $ 27.00

$ 25.00

7,500,000 $ 23.00

$ 21.00 Closing

Volume

6,000,000 $ 19.00

$ 17.00

$ 15.00 Price

4,500,000

$ 13.00

$ 11.00

3,000,000

$ 9.00

$ 7.00

1,500,000 $ 5.00

$ 3.00

0 $ 1.00

October October October October

2001 2002 2003 2004

Volume Closing Price

Rent-Way, Inc. Price to Volume Chart

1,000,000 $ 15.00

900,000

$ 13.00

800,000

700,000 $ 11.00

600,000

$ 9.00 Closing

Volume

500,000

$ 7.00

400,000 Price

300,000 $ 5.00

200,000

$ 3.00

100,000

0 $ 1.00

October October October October

2001 2002 2003 2004

Volume Closing Price

easyhome Ltd. Price to Volume Chart

125,000 $ 12.00

$ 10.00

100,000

$ 8.00

75,000

Closing

Volume

$ 6.00

50,000 Price

$ 4.00

25,000

$ 2.00

0 $ 0.00

October October October October

2001 2002 2003 2004

Volume Closing Price